UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

February 19, 2013

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

☒   Filed by the registrant

       Filed by a party other than the registrant

Check the appropriate box:

☒  Preliminary Information Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

     Definitive Information Statement

PREVENTIA, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒  No fee required

      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.

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4) Date Filed:

INFORMATION STATEMENT

February 19, 2013

PREVENTIA, INC.

36 Toronto St., Suite 1150

Toronto, ON Canada M5C 2C5

This information statement is circulated to advise the stockholders of actions ratified and approved without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Registrant.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matters upon which ratification is being taken are:

1.   Ratification and approval of the Amendment to the Articles of Incorporation to increase the authorized shares of common stock of the Registrant from 25,000,000 to 1,000,000,000 shares;

2.   Ratification and approval of the Amendment to the Articles of Incorporation to change the par value of the common shares of the Registrant to $0.001 per common share.

3.   Ratification of the transfer of our assets in consideration of the extinguishment of our liabilities to Dr. Murray Friedman, a then majority shareholder and prior officer and director.

The shareholder holding shares representing approximately 86.6% of the votes entitled to be cast at a meeting of the Registrant’s shareholders, consented in writing to the ratification and approval of the actions. The ratification by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Registrant’s Board of Directors approved these actions on or before May 16, 2012 and recommended that the Articles of Incorporation be amended to reflect the increase in authorized common stock and the change of par value.  The Amendment to the Articles of Incorporation was filed with the Nevada Secretary of State on May 29, 2012 and was effective when filed.   Subsequent to filing the Amended Articles of Incorporation, management discovered that the corporate action may have been defective in that the required Information Statement was not filed with the Securities and Exchange Commission and the corporate action was effective before the 20 day waiting period expired.

Additionally, although the transfer of assets to Dr. Friedman was not defective in that the Registrant relied upon Nevada Revised Statutes 78.565 to authorize the transfer through the written consent of a majority of the voting common shares, the required Information Statement was not filed with the Securities and Exchange Commission and the corporate action was effective before the 20 day waiting period expired.

Because the Amendment to the Articles of Incorporation and the transfer of assets may have been defective, the Board of Directors determined it would be in the best interest of the Registrant to take immediate corrective action and requested shareholder ratification and approval of the action.  Consequently, the majority of the shareholders ratified and approved the increase in authorized common shares by written consent pursuant to NRS 78.320.   If the Amendment to the Articles of Incorporation had not been adopted by written majority shareholder consent and ratification, it would have been necessary for this action to be considered by the Registrant’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the action.  The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by the provisions of NRS 78.320 of the General Corporation Law of Nevada, (the “Nevada Law”).  NRS 78.320 provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to NRS 78.320, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Registrant’s Articles of Incorporation.  In order to take corrective action and accomplish the purposes of the Registrant, the Board of Directors of the Registrant voted to utilize the written consent of the majority shareholders of the Registrant.

The shareholders representing over 50% of the shares entitled to vote provided written consent to the ratification of actions on or before November 8, 2012:

The date on which this Information Statement was first sent to the shareholders on, or about February 22, 2013.   The record date established by the Registrant for purposes of determining the number of outstanding shares of Voting Capital Stock of the Registrant was September 30, 2012, (the “Record Date”).

Outstanding Voting Stock of the Registrant

As of the Record Date, there were 395,120,000 shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Registrant.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Other than Murray Friedman, none of the persons who have been directors or officers of the Registrant at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Registrant has informed the registrant in writing that he intends to oppose any action to be taken by the Registrant.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of September 30, 2012, the name and the number of common stock voting shares of the Registrant, $0.001 par value, held of record or was known by the Registrant to own beneficially more than 5% of the 395,120,000 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address	Shareholdings	Percentage
Common Stock	Robert J. Stevens 61 Yorkville Avenue Suite 301 Toronto, Ontario M5R 1B7	60,000,000	15.18%
Common Stock	Executive Officers and Directors as a group (1 person)	60,000,000	15.18%

	Other 5% Shareholders

Common Stock	Terence P. Ramden Dreamview 20 Avenida Francia San Eugenio Alto, Adeje Santa Cruz De Tenerife, 38660	92,490,000	23.41%

For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

There are no contracts or other arrangements that could result in a change of control of the Registrant.

No Dissenter’s Rights

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Purpose and Effect of the Actions

Ratify the Amended Articles of Incorporation to change the authorized common shares from 25,000,000, $.0001 par value to 1,000,000,000, $.001 par value.   In order to consummate the change of control, the Board of Directors determined an increase in the authorized common stock must be effected to ensure sufficient stock available for future corporate purposes.  The change in authorized common stock was effected by an amendment to the Registrant’s Articles of Incorporation.  Via written consent, shareholders ratified the action taken by the Board of Directors to amend the Articles of Incorporation increasing the authorized common stock from 25,000,000, $.0001 par value to 1,000,000,000, $.001 par value.

Ratify the transfer of our assets.  Due to the change in our corporate operations that occurred in connection with the change in control of our company on May 18, 2012, we transferred all of our assets to Dr. Murray Friedman, who owned 86.5% of our outstanding stock and was our executive officer and sole director prior to the Change in Control Events.  We transferred our assets to Dr. Friedman in consideration for the extinguishment of our liabilities.  As of March 31, 2012, the total book value of our assets, which consisted primarily of capitalized software development costs (net of amortization), was $127,173 and our total liabilities were $74,467.  As of August 2011, we determined that the software had an estimated life of three years, and we were amortizing the costs on a straight-line basis over the estimated life.  The original capitalized cost was $150,000.

By ratifying the above actions, shareholders approved actions already taken by the Board of Directors and no further action is required.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires Officers and Directors of the Registrant and persons who own more than ten percent of a registered class of the Registrant’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Registrant.  Based on the copies of filings received by the Registrant, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Registrant registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Registrant, including financial statements, you may refer to our most recent Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission (“SEC”).  This information may be found on the SEC’s EDGAR database at www.sec.gov. Audited financial statements of the Registrant are incorporated by reference to the Registrant’s Form 10-K for the year ended December 31, 2011 filed with the SEC on March 29, 2012.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By: Order of the Board of Directors

Date:  February 19, 2013

By: /s/Robert J. Stevens_______

       Robert J. Stevens